Exhibit 99.1

ANGI REPORTS Q4 2020 – Q4 REVENUE INCREASES 12% TO $359 MILLION

DENVER— February 3, 2021—ANGI Homeservices (NASDAQ: ANGI) released its fourth quarter results today. A letter to IAC shareholders from IAC CEO Joey Levin, which includes monthly metrics for ANGI Homeservices through January 2021, was posted on the Investor Relations section of IAC’s website at ir.iac.com.

ANGI HOMESERVICES SUMMARY RESULTS
($ in millions except per share amounts)
	Q4 2020	Q4 2019	Growth	FY 2020	FY 2019	Growth

Revenue	$359.3	$321.5	12%	$1,467.9	$1,326.2	11%
Operating (loss) income	(4.7)	6.2	NM	(6.4)	38.6	NM
Net (loss) earnings	(14.5)	(0.1)	NM	(6.3)	34.8	NM
GAAP Diluted EPS	(0.03)	(0.00)	NM	(0.01)	0.07	NM
Adjusted EBITDA	42.0	54.8	-23%	172.8	202.3	-15%

See reconciliations of GAAP to non-GAAP measures beginning on page 9.

Q4 2020 HIGHLIGHTS

•	Revenue increased 12%, accelerating from 9% growth in each of Q2 and Q3 2020, and reflecting:

o	15% Marketplace growth, accelerating from 12% growth in each of Q2 and Q3 2020 due primarily to the continued ramp of pre-priced services

o	3% Advertising & Other growth

o	A return to growth in Europe

•	Pre-priced revenue was $162.2 million for the full year 2020.

•	Marketplace Transacting Service Professionals increased 11% to a record high 208,000 and has now grown sequentially for the fourth consecutive quarter.

•	Angie’s List Advertising Service Professionals increased 7% to 39,000, the highest level since Q1 2018.

•	Marketplace Monetized Transactions increased 4% to 3.9 million and totaled 16.7 million for the full year.

o	Marketplace Revenue per Monetized Transaction increased 10%, the fastest growth since Q1 2020

•	18 million unique homeowners completed a Service Request in 2020, increasing 19% year-over-year.

•	Between November 6, 2020 and February 2, 2021, ANGI Homeservices repurchased 1.2 million Class A common shares at an average price of $11.86.

•	Full year 2020 net cash provided by operations was $188.4 million and Free Cash Flow was $135.9 million.

Revenue

($ in millions; rounding differences may occur)	Q4 2020	Q4 2019	Growth
Marketplace	$272.7	$237.4	15%
Advertising & Other	69.0	66.9	3%
Total North America	$341.7	$304.4	12%
Europe	17.6	17.2	3%
Total ANGI Homeservices revenue	$359.3	$321.5	12%

Operating (loss) income and Adjusted EBITDA

($ in millions; rounding differences may occur)	Q4 2020	Q4 2019	Growth
Operating income (loss):
North America	$(3.6)	$8.6	NM
Europe	(1.1)	(2.4)	53%
Total	$(4.7)	$6.2	NM
Adjusted EBITDA:
North America	$42.0	$56.4	-26%
Europe	0.0	(1.6)	NM
Total	$42.0	$54.8	-23%

•	Operating loss was $4.7 million compared to income of $6.2 million in Q4 2019 reflecting:

o	23% lower Adjusted EBITDA due primarily to the investment in pre-priced services

o	$5.9 million higher stock-based compensation expense due primarily to the modification of certain awards

o	$9.0 million lower amortization of intangible assets

Income Taxes

The Company recorded an income tax provision of $2.5 million in Q4 2020 due primarily to non-deductible stock-based compensation. The Company recorded an income tax provision of $5.4 million in Q4 2019 for an effective tax rate of 102% reflecting lower realized tax benefits related to the vesting and exercise of stock-based awards and unbenefited foreign losses.

Operating Metrics

	Q4 2020	Q4 2019	Growth
Marketplace Service Requests (in thousands)	7,226	6,121	18%
Marketplace Monetized Transactions (in thousands)	3,851	3,705	4%
Marketplace Revenue per Monetized Transaction	$71	$64	10%
Marketplace Transacting Service Professionals (in thousands)	208	186	11%
Marketplace Revenue per Transacting Service Professional	$1,312	$1,273	3%
Advertising Service Professionals (in thousands)	39	37	7%

Free Cash Flow

For the twelve months ended December 31, 2020, Free Cash Flow decreased $9.4 million to $135.9 million due primarily lower Adjusted EBITDA, partially offset by lower capital expenditures.

	Twelve Months Ended December 31,
($ in millions; rounding differences may occur)	2020	2019
Net cash provided by operating activities	$188.4	$214.2
Capital expenditures	(52.5)	(68.8)
Free Cash Flow	$135.9	$145.4

LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2020:

•	ANGI Homeservices had 500.2 million Class A and Class B common shares outstanding.

•	IAC’s economic interest in ANGI Homeservices was 84.3% and IAC’s voting interest in ANGI Homeservices was 98.2%.

•	ANGI Homeservices held $863 million in cash and cash equivalents and marketable debt securities and had $720 million of debt.

Between November 6, 2020 and February 2, 2021, ANGI Homeservices repurchased 1.2 million Class A common shares at an average price of $11.86. For the full year 2020, ANGI Homeservices repurchased 8.5 million common shares at an average price of $7.47. ANGI Homeservices has 18.9 million shares remaining in its stock repurchase authorization.

ANGI Homeservices may repurchase shares over an indefinite period on the open market and in privately negotiated transactions, depending on those factors management deems relevant at any particular time, including, without limitation, market conditions, share price and future outlook.

ANGI Group has a $250 million revolving credit facility, which had no borrowings as of December 31, 2020 and currently has no borrowings.

CONFERENCE CALL

IAC and ANGI Homeservices will host a live webcast to answer questions regarding their fourth quarter results on Thursday, February 4, 2021, at 8:30 a.m. Eastern Time. This webcast will include the disclosure of certain information, including forward-looking information, which may be material to an investor’s understanding of IAC and ANGI Homeservices’ business. The live webcast will be open to the public at ir.angihomeservices.com or ir.iac.com.

DILUTIVE SECURITIES

ANGI Homeservices has various dilutive securities. The table below details these securities as well as potential dilution at various stock prices (shares in millions; rounding differences may occur).

		Avg.
		Exercise	As of
	Shares	Price	1/29/21	Dilution at:
Share Price			$13.98	$15.00	$16.00	$17.00	$18.00

Absolute Shares as of 1/29/21	500.1		500.1	500.1	500.1	500.1	500.1

SARs	9.2	$3.95	2.8	2.8	2.9	2.9	3.0
Options	1.0	$12.41	0.0	0.1	0.1	0.1	0.1
RSUs and subsidiary denominated equity awards	14.1		3.7	3.7	3.7	3.7	3.7
IAC denominated equity awards	0.1		0.1	0.1	0.1	0.1	0.1
Total Dilution			6.6	6.7	6.8	6.8	6.9
% Dilution			1.3%	1.3%	1.3%	1.3%	1.4
Total Diluted Shares Outstanding			506.7	506.8	506.8	506.9	506.9

The dilutive securities presentation is calculated using the method and assumptions described below, which are different from those used for GAAP dilution, which is calculated based on the treasury stock method.

The Company currently settles all equity awards on a net basis; therefore, the dilutive effect is presented as the net number of shares expected to be issued upon exercise or vesting, and in the case of options, assuming no proceeds are received by the Company. Any required withholding taxes are paid in cash by the Company on behalf of the employees assuming a withholding tax rate of 50%. In addition, the estimated income tax benefit from the tax deduction received upon the exercise or vesting of these awards is assumed to be used to repurchase ANGI Homeservices shares. Withholding taxes paid by the Company on behalf of the employees upon net settlement would be $127.1 million, assuming a stock price of $13.98 and a 50% withholding rate. The table above assumes no change in the fair value estimate of the non-publicly traded subsidiary denominated equity awards from the values used at December 31, 2020.

GAAP FINANCIAL STATEMENTS

ANGI HOMESERVICES CONSOLIDATED STATEMENT OF OPERATIONS

($ in thousands except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Revenue	$359,301	$321,508	$1,467,925	$1,326,205
Operating costs and expenses:
Cost of revenue (exclusive of depreciation shown separately below)	50,757	12,448	173,281	46,493
Selling and marketing expense	172,476	166,212	762,590	733,223
General and administrative expense	103,967	93,461	374,096	348,247
Product development expense	18,735	17,293	68,803	64,200
Depreciation	14,007	12,876	52,621	39,915
Amortization of intangibles	4,056	13,061	42,902	55,482
Total operating costs and expenses	363,998	315,351	1,474,293	1,287,560

Operating (loss) income	(4,697)	6,157	(6,368)	38,645

Interest expense	(6,585)	(2,529)	(14,178)	(11,493)
Other income, net	362	1,671	1,218	6,494
(Loss) earnings before income taxes	(10,920)	5,299	(19,328)	33,646
Income tax (provision) benefit	(2,470)	(5,394)	15,168	1,668
Net (loss) earnings	(13,390)	(95)	(4,160)	35,314
Net earnings attributable to noncontrolling interests	(1,074)	(12)	(2,123)	(485)
Net (loss) earnings attributable to ANGI Homeservices Inc. shareholders	$(14,464)	$(107)	$(6,283)	$34,829

(Loss) earnings per share attributable to ANGI Homeservices Inc. shareholders:
Basic (loss) earnings per share	$(0.03)	$(0.00)	$(0.01)	$0.07
Diluted (loss) earnings per share	$(0.03)	$(0.00)	$(0.01)	$0.07

Stock-based compensation expense by function:
Selling and marketing expense	$593	$916	4,662	3,717
General and administrative expense	26,869	19,351	73,846	56,475
Product development expense	1,156	2,402	5,141	8,063
Total stock-based compensation expense	$28,618	$22,669	$83,649	$68,255

ANGI HOMESERVICES CONSOLIDATED BALANCE SHEET

($ in thousands)

	December 31,	December 31,
	2020	2019
ASSETS
Cash and cash equivalents	$812,705	$390,565
Marketable debt securities	49,995	-
Accounts receivable, net of allowance and reserves	43,148	41,669
Other current assets	71,958	67,759
Total current assets	977,806	499,993

Capitalized software, leasehold improvements and equipment, net of depreciation and amortization	108,842	103,361
Goodwill	891,797	883,960
Intangible assets, net of amortization	209,717	251,725
Other non-current assets	180,020	182,572
TOTAL ASSETS	$2,368,182	$1,921,611

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
Current portion of long-term debt	$-	$13,750
Accounts payable	30,805	25,987
Deferred revenue	54,654	58,220
Accrued expenses and other current liabilities	148,219	116,997
Total current liabilities	233,678	214,954

Long-term debt, net	712,277	231,946
Deferred income taxes	1,296	3,441
Other long-term liabilities	111,710	121,055

Redeemable noncontrolling interests	26,364	26,663

Commitments and contingencies

SHAREHOLDERS' EQUITY:
Class A common stock	94	87
Class B common stock	422	422
Class C common stock	-	-
Additional paid-in capital	1,379,469	1,357,075
Retained earnings	9,749	16,032
Accumulated other comprehensive income (loss)	4,637	(1,379)
Treasury stock	(122,081)	(57,949)
Total ANGI Homeservices Inc. shareholders' equity	1,272,290	1,314,288
Noncontrolling interests	10,567	9,264
Total shareholders' equity	1,282,857	1,323,552
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,368,182	$1,921,611

ANGI HOMESERVICES CONSOLIDATED STATEMENT OF CASH FLOWS

($ in thousands)

	Twelve Months Ended December 31,
	2020	2019
Cash flows from operating activities:
Net (loss) earnings	$(4,160)	$35,314
Adjustments to reconcile net (loss) earnings to net cash provided by operating activities:
Stock-based compensation expense	83,649	68,255
Amortization of intangibles	42,902	55,482
Provision for credit losses	78,229	64,278
Depreciation	52,621	39,915
Deferred income taxes	(15,278)	(3,250)
Gain from the sale of a business	273	218
Revenue reserves	10,251	5,934
Other adjustments, net	1,598	2,053
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	(79,830)	(78,954)
Other assets	5,987	13,382
Accounts payable and other liabilities	17,206	13,627
Income taxes payable and receivable	(1,243)	1,650
Deferred revenue	(3,786)	(3,743)
Net cash provided by operating activities	188,419	214,161
Cash flows from investing activities:
Acquisitions, net of cash acquired	(2,264)	(20,341)
Capital expenditures	(52,488)	(68,804)
Purchases of marketable debt securities	(99,977)	-
Proceeds from maturities of marketable debt securities	50,000	25,000
Net proceeds from the sale of a business	731	23,615
Proceeds from sale of fixed assets	20	-
Other, net	24	(103)
Net cash used in investing activities	(103,954)	(40,633)
Cash flows from financing activities:
Proceeds from the issuance of Senior Notes	500,000	-
Principal payments on Term Loan	(27,500)	(13,750)
Debt issuance costs	(6,484)	-
Principal payments on related-party debt	-	(1,008)
Purchase of treasury stock	(63,674)	(56,905)
Proceeds from the exercise of stock options	-	573
Withholding taxes paid on behalf of employees on net settled stock-based awards	(64,079)	(35,284)
Distribution from (to) IAC pursuant to the tax sharing agreement	3,071	(11,355)
Purchase of noncontrolling interests	(4,281)	(71)
Other, net	-	(3,732)
Net cash provided by (used in) financing activities	337,053	(121,532)
Total cash provided	421,518	51,996
Effect of exchange rate changes on cash and cash equivalents and restricted cash	565	661
Net increase in cash and cash equivalents and restricted cash	422,083	52,657
Cash and cash equivalents and restricted cash at beginning of period	391,478	338,821
Cash and cash equivalents and restricted cash at end of period	$813,561	$391,478

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

($ in millions; rounding differences may occur)

RECONCILIATION OF OPERATING (LOSS) INCOME TO ADJUSTED EBITDA

	For the three months ended December 31, 2020
	Operating loss	Stock-based compensation expense	Depreciation	Amortization of intangibles	Adjusted EBITDA
North America	$(3.6)	$28.5	$13.0	$4.0	$42.0
Europe	(1.1)	0.1	1.0	0.0	0.0
Total	$(4.7)	$28.6	$14.0	$4.1	$42.0

	For the three months ended December 31, 2019
	Operating income (loss)	Stock-based compensation expense	Depreciation	Amortization of intangibles	Adjusted EBITDA
North America	$8.6	$22.5	$12.4	$12.9	$56.4
Europe	(2.4)	0.1	0.5	0.1	(1.6)
Total	$6.2	$22.7	$12.9	$13.1	$54.8

	For the twelve months ended December 31, 2020
	Operating income (loss)	Stock-based compensation expense	Depreciation	Amortization of intangibles	Adjusted EBITDA
North America	$4.8	$82.9	$48.5	$42.6	$178.9
Europe	(11.2)	0.7	4.1	0.3	(6.1)
Total	$(6.4)	$83.6	$52.6	$42.9	$172.8

	For the twelve months ended December 31, 2019
	Operating income (loss)	Stock-based compensation expense	Depreciation	Amortization of intangibles	Adjusted EBITDA
North America	$49.0	$67.6	$37.5	$54.1	$208.2
Europe	(10.3)	0.6	2.4	1.4	(5.9)
Total	$38.6	$68.3	$39.9	$55.5	$202.3

ANGI HOMESERVICES PRINCIPLES OF FINANCIAL REPORTING

ANGI Homeservices reports Adjusted EBITDA and Free Cash Flow, both of which are supplemental measures to GAAP. These are among the primary metrics by which we evaluate the performance of our businesses, on which our internal budgets are based and by which management is compensated. We believe that investors should have access to, and we are obligated to provide, the same set of tools that we use in analyzing our results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, however, should not be considered a substitute for or superior to GAAP results. ANGI Homeservices endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures. We encourage investors to examine the reconciling adjustments between the GAAP and non-GAAP measures, which are included in this release. Interim results are not necessarily indicative of the results that may be expected for a full year.

Definitions of Non-GAAP Measures

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) is defined as operating income excluding: (1) stock-based compensation expense; (2) depreciation; and (3) acquisition-related items consisting of amortization of intangible assets and impairments of goodwill and intangible assets, if applicable. We believe this measure is useful for analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors. The above items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature. Adjusted EBITDA has certain limitations because it excludes the impact of certain expenses.

Free Cash Flow is defined as net cash provided by operating activities, less capital expenditures. We believe Free Cash Flow is useful to investors because it represents the cash that our operating businesses generate, before taking into account non-operational cash movements. Free Cash Flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures. For example, it does not take into account mandatory debt service requirements. Therefore, we think it is important to evaluate Free Cash Flow along with our consolidated statement of cash flows.

Non-Cash Expenses That Are Excluded From Adjusted EBITDA

Stock-based compensation expense consists principally of expense associated with the grants, including unvested grants assumed in acquisitions, of SARs, RSUs, stock options and performance-based RSUs and market-based awards. These expenses are not paid in cash and we view the economic cost of stock-based awards to be the dilution to our share base; we also include the related shares in our fully diluted shares outstanding for GAAP earnings per share using the treasury stock method. Performance-based RSUs and market-based awards are included only to the extent the applicable performance or market condition(s) have been met (assuming the end of the reporting period is the end of the contingency period). The Company is currently settling all stock-based awards on a net basis and remits the required tax-withholding amounts from its current funds.

Please see page 5 for a summary of our dilutive securities as of January 29, 2021 and a description of the calculation methodology.

Depreciation is a non-cash expense relating to our capitalized software, leasehold improvements and equipment and is computed using the straight-line method to allocate the cost of depreciable assets to operations over their estimated useful lives, or, in the case of leasehold improvements, the lease term, if shorter.

Amortization of intangible assets and impairments of goodwill and intangible assets are non-cash expenses related primarily to acquisitions. At the time of an acquisition, the identifiable definite-lived intangible assets of the acquired company, such as service professional relationships, technology, memberships, customer lists and user base and trade names, are valued and amortized over their estimated lives. Value is also assigned to acquired indefinite-lived intangible assets, which comprise trade names and trademarks, and goodwill that are not subject to amortization. An impairment is recorded when the carrying value of an intangible asset or goodwill exceeds its fair value. We believe that intangible assets represent costs incurred by the acquired company to build value prior to acquisition and the related amortization and impairment charges of intangible assets or goodwill, if applicable, are not ongoing costs of doing business.

Metric Definitions

ANGI Homeservices

Marketplace Revenue - Primarily reflects the HomeAdvisor and Handy domestic marketplaces, including consumer connection revenue for consumer matches, revenue from pre-priced jobs sourced through the HomeAdvisor and Handy platforms and membership subscription revenue from service professionals.

Advertising & Other Revenue - Primarily includes Angie’s List revenue (revenue from service professionals under contract for advertising and membership subscription fees from consumers).

Marketplace Service Requests - Fully completed and submitted domestic customer service requests to HomeAdvisor and includes pre-priced jobs sourced through the HomeAdvisor and Handy platforms in the period.

Marketplace Monetized Transactions - Fully completed and submitted domestic customer service requests to HomeAdvisor that were matched and paid for by a service professional and includes pre-priced jobs sourced through the HomeAdvisor and Handy platforms in the period.

Marketplace Revenue per Monetized Transaction - Marketplace quarterly revenue divided by Marketplace Monetized Transactions.

Marketplace Transacting Service Professionals - The number of HomeAdvisor and Handy domestic service professionals that paid for consumer matches or performed a job sourced through the HomeAdvisor and Handy platforms in the quarter.

Marketplace Revenue per Transacting Service Professional - Marketplace quarterly revenue divided by Marketplace Transacting Service Professionals.

Advertising Service Professionals - The number of Angie’s List service professionals under contract for advertising at the end of the period.

OTHER INFORMATION

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release and our live webcast, which will be held at 8:30 a.m. Eastern Time on Thursday, February 4, 2021, may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as "anticipates," "estimates," "expects," "plans" and "believes," among others, generally identify forward-looking statements. These forward-looking statements include, among others, statements relating to: the Company’s future financial performance, business prospects and strategy, anticipated trends and prospects in the home services industry and other similar matters. Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others: the impact of the COVID-19 outbreak on our businesses, our ability to compete, the failure or delay of the home services market to migrate online, adverse economic events or trends (particularly those that adversely impact consumer confidence and spending behavior), our ability to establish and maintain relationships with quality service professionals, our ability to build, maintain and/or enhance our various brands, our ability to market our various products and services in a successful and cost-effective manner, the continued display of links to websites offering our products and services in a prominent manner in search results, our continued ability to communicate with consumers and service professionals via e-mail (or other sufficient means), our ability to access, share and use personal data about consumers, our ability to develop and monetize versions of our products and services for mobile and other digital devices, any challenge to the contractor classification or employment status of our Handy service professionals, our ability to protect our systems, technology and infrastructure from cyberattacks and to protect personal and confidential user information, the occurrence of data security breaches, fraud and/or additional regulation involving or impacting credit card payments, the integrity, efficiency and scalability of our technology systems and infrastructures (and those of third parties with whom we do business), operational and financial risks relating to acquisitions and our continued ability to identify suitable acquisition candidates, our ability to operate (and expand into) international markets successfully, our ability to adequately protect our intellectual property rights and not infringe the intellectual property rights of third parties, changes in key personnel, various risks related to our relationship with IAC and various risks related to our outstanding indebtedness. Certain of these and other risks and uncertainties are discussed in ANGI Homeservices’ filings with the Securities and Exchange Commission. Other unknown or unpredictable factors that could also adversely affect ANGI Homeservices’ business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, these forward-looking statements may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of ANGI Homeservices’ management as of the date of this press release. ANGI Homeservices does not undertake to update these forward-looking statements.

About ANGI Homeservices Inc.

ANGI Homeservices Inc. (NASDAQ: ANGI) turns home improvement jobs imagined into jobs well-done. People throughout North America and Europe rely on us to book quality home service pros across 500 different categories, from repairing and remodeling to cleaning and landscaping. Over 230,000 domestic service professionals actively seek consumer matches, complete jobs or advertise through ANGI Homeservices’ platforms and consumers turn to at least one of our brands to find a pro for more than 25 million projects each year. We’ve established category-transforming products through brands such as HomeAdvisor®, Angie’s List®, Handy and Fixd Repair – as well as international brands such as HomeStars, MyHammer, MyBuilder, Instapro, Travaux and Werkspot. Our marketplaces have enabled more than 150 million consumer-to-pro connections, meaningfully redefining how easily and effectively home pros are discovered and hired.  The Company is headquartered in Denver, Colorado. Learn more at www.angihomeservices.com.

Contact Us

IAC/ANGI Homeservices Investor Relations

Mark Schneider

(212) 314-7400

ANGI Homeservices Corporate Communications

Mallory Micetich

(303) 963-8352

IAC Corporate Communications

Valerie Combs

(212) 314-7361

ANGI HOMESERVICES

3601 Walnut Street, Denver, CO 80205 (303) 963-7200 http://www.angihomeservices.com